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 ILLUMINA, INC.

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CKH ACQUISITION CORPORATION
ROCHE HOLDING LTD

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Media Release

Basel, 29 March 2012

Roche increases offer price for Illumina shares to US$ 51.00 per share

Roche (SIX: RO, ROG; OTCQX: RHHBY) announced today that it has increased its offer price for all outstanding publicly-held shares of Illumina, Inc. (NASDAQ: ILMN) to US$ 51.00 per share in cash. All other terms and conditions of the tender offer remain unchanged.

Severin Schwan, Chief Executive Officer of Roche, said: “Based on our discussions with Illumina shareholders we have seen interest to accelerate the takeover process. As a result, we are increasing our offer price to US$ 51.00 per share. Roche’s preference continues to be a negotiated transaction. We look forward to the possibility of a swift completion that offers immediate value to Illumina’s shareholders.”

Copies of the Offer to Purchase, Letter of Transmittal and other related materials are available on the SEC website at http://www.sec.gov or may be obtained from MacKenzie Partners, Inc., the information agent for the offer, at (212) 929-5500 or (800) 322-2885 (Toll-Free).

Additional information about the transaction, including the offering documents, is available at www.transactioninfo.com/roche.

Greenhill & Co., LLC and Citigroup Global Markets, Inc. are acting as financial advisors to Roche and Davis Polk & Wardwell LLP is acting as legal counsel.

Below is the text of the letter Roche sent on March 29, 2012 to Jay Flatley, President and Chief Executive Officer of Illumina, Inc:

Dear Jay,

Over the past several weeks, we have had a number of productive discussions with Illumina’s shareholders and we have observed the market reaction to our offer to acquire Illumina. We are also cognizant of your

F. Hoffmann-La Roche Ltd	4070 Basel Switzerland	Group Communications Roche Group Media Relations	Tel. +41 61 688 88 88 Fax +41 61 688 27 75 www.roche.com

statements that you regarded our offer price of $44.50 as insufficient to provide a basis for discussions between our companies.

In light of this, we are increasing our offer for all outstanding shares of Illumina to $51.00 per share. Our revised offer represents a 15% premium to our offer on January 25, 2012 and a substantial premium of 88% over Illumina’s closing stock price on December 21, 2011, the day before market rumors about a potential transaction between Roche and Illumina drove Illumina’s stock price significantly higher.  It also represents a 34.1x multiple of Illumina’s projected forward earnings based upon analysts’ current consensus estimates for 2012.

As you know from our prior communications, it has been and remains Roche’s preference to conclude a negotiated transaction with Illumina. We hope that you will agree that our new price presents a very attractive opportunity to your shareholders and that the interests of your shareholders and the fiduciary responsibilities of you and your Board require that you agree to enter into discussions with us.

If you continue to decline to negotiate with us, we will have no choice but to continue our effort to effect a transaction unilaterally. However, I strongly hope that you will either agree to commence discussions with us now or remove all obstacles so that your shareholders can make their own determinations about the adequacy of our increased offer.

I look forward to hearing from you.

Sincerely,

Franz B. Humer
Chairman, Roche Holding Ltd

About Roche
Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company with truly differentiated medicines in oncology, virology, inflammation, metabolism and CNS. Roche is also the world leader in in-vitro diagnostics, tissue-based cancer diagnostics and a pioneer in diabetes management. Roche’s personalized healthcare strategy aims at providing medicines and diagnostic tools that enable tangible improvements in the health, quality of life and survival of patients. In 2011, Roche had over 80’000 employees worldwide and invested over 8 billion Swiss francs in R&D. The Group posted sales of 42.5 billion Swiss francs. Genentech, United States, is a wholly owned member of the Roche Group. Roche has a majority stake in Chugai Pharmaceutical, Japan. For more information: www.roche.com.

All trademarks used or mentioned in this release are protected by law.

Additional information

Additional detail regarding the offer can be found on www.transactioninfo.com/Roche.

Roche Group Media Relations

Phone: +41 -61 688 8888 / e-mail: basel.mediaoffice@roche.com

- Alexander Klauser (Head)

- Silvia Dobry

- Daniel Grotzky

- Claudia Schmitt

Brunswick Group (for U.S. media)

Phone: +1 212 333 3810

- Steve Lipin

- Jennifer Lowney

MacKenzie Partners (Information Agent for the offer)

Phone: +1 212 929 5500 or +1 800 322 2885 (toll-free)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS ANNOUNCEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”, “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) COMPETITIVE AND TECHNOLOGICAL FACTORS; AND (3) RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED TRANSACTION.

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THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ILLUMINA COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON JANUARY 27, 2012. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HAS FILED A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF ILLUMINA (THE “PROXY STATEMENT"). ROCHE HAS MAILED THE PROXY STATEMENT AND A PROXY CARD TO EACH ILLUMINA STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, CKH ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY CKH ACQUISITION CORPORATION FOR ELECTION TO ILLUMINA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES") MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ILLUMINA STOCKHOLDERS FOR USE AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD AND CKH ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES CAN BE FOUND IN THE DEFINITIVE PROXY STATEMENT. NO ADDITIONAL COMPENSATION WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES. INVESTORS AND SECURITY HOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT.